Exhibit 10.12
FORM OF SUBSCRIPTION AGREEMENT
     This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of       , 20      , is entered into by and between the undersigned (“Investor”) and Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Corporation”).
RECITALS
          WHEREAS, Investor desires to subscribe for, and the Corporation desires to make available for purchase, the shares of the Corporation’s Class A Common Stock, par value $0.01 per share (the “Shares”), indicated as being subscribed for by Investor on Schedule 1 hereto on the terms and conditions set forth below; and
          WHEREAS, the Corporation, Explorer Coinvest LLC, a Delaware limited liability company, and the other stockholders of the Corporation have entered into a stockholders agreement, dated as of July 30, 2008, in the form attached as Exhibit A hereto (the “Stockholders Agreement”).
          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     Section 1. Purchase and Sale of Shares.
          1.1. General. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, Investor hereby subscribes for and agrees to purchase, and the Corporation hereby agrees to sell to Investor for Investor’s own account, the number of Shares set forth opposite Investor’s name on Schedule 1 hereto.
          1.2. Purchase Price. The purchase price per Share shall be $                     (the “Purchase Price”).
          1.3. Consideration. At the Closing (as defined below), Investor shall purchase the Shares for the amount set forth as the “Aggregate Purchase Price” on Schedule 1 (such amount, the “Consideration”). The Consideration shall be paid by Investor at the Closing in cash (payable by wire transfer of immediately available funds to an account designated by the Corporation).
     Section 2. The Closing.
          2.1. Time and Place. The closing (the “Closing”) of the sale shall occur within ten (10) business days following the execution of this Agreement or such later date as the parties hereto may mutually agree upon in writing (the “Closing Date”). The Closing shall take place at the offices of the Corporation, or such other place as the parties hereto may mutually agree upon in writing.

          2.2. Delivery by the Corporation. At the Closing, against delivery of the Consideration, the Corporation will deliver to Investor (i) a stock certificate registered in Investor’s name and representing the number of Shares purchased by Investor and (ii) the Stockholders Agreement duly executed by the Corporation.
          2.3. Delivery by Investor. At the Closing, Investor will deliver (i) the Consideration as provided in Section 1.3 and (ii) the Stockholders Agreement duly executed by Investor.
     Section 3. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Investor as of the date hereof and as of the Closing Date as follows:
          3.1. Corporate Form. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.
          3.2. Corporate Authority. The Corporation has all requisite corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder, to carry out the transactions contemplated hereby and to issue the Shares. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.
          3.3. Actions Authorized. The Corporation has taken all corporate actions necessary to authorize it to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery of this Agreement by the Investor, constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
     Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Corporation as of the date hereof and as of the Closing Date as follows:
          4.1. Organization. The Investor is a natural person, competent to enter into a contractual obligation and a citizen of the United States of America. The principal place of business or principal residence of Investor is as shown in Section 11(b) of this Agreement.
          4.2. Authority. Investor has all requisite power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Investor and, assuming the due authorization, execution and delivery by the Corporation, constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms.

          4.3. Investor Intent/Financial Status. Investor is (i) acquiring the Shares for investment for Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof; (ii) an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act; and (iii) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Corporation, and is able to bear the economic risks of an investment in the Corporation for an indefinite period and could afford a complete loss of such investment. Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of the Corporation concerning the Corporation and the terms and conditions of the Shares and to obtain any additional information that Investor deems necessary to verify the accuracy of the information so provided. [Investor is a Director/officer of the Corporation.]
          4.4. No Conflicts; No Consents. The execution and delivery by Investor of this Agreement, the consummation of the transactions contemplated hereby and the performance of Investor’s obligations hereunder do not and will not (a) materially conflict with or result in a material violation or breach of any term or provision of any Law applicable to either Investor or the Shares or, (b) violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require either Investor to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement, or understanding to which Investor is a party.
     Section 5. Agreements and Acknowledgements of Investor. Investor hereby agrees and acknowledges to the Corporation as follows:
          5.1. No Registration. Investor understands and agrees that the Shares are being acquired by Investor in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Investor understands that the Shares have not been and will not be approved or disapproved by the Securities and Exchange Commission or by any other federal, state or foreign agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Investor by the Corporation. No federal, state or foreign governmental agency has passed on or made any recommendation or endorsement of the Shares or an investment in the Corporation.
          5.2. Limitations on Disposition and Resale. Investor understands and acknowledges that the Shares have not been, and, except as set forth in the Stockholders Agreement, will not be, registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless the Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Investor agrees not to, directly or indirectly, offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Shares unless the Shares have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state or foreign securities laws. Investor further acknowledges and agrees that his, her or its ability to dispose of the Shares will be subject to restrictions contained in the Stockholders Agreement. Investor recognizes that there will not be any public trading market for the Corporation’s Common Stock and, as a result, Investor may be unable to sell or dispose of his, her or its interest in the Corporation indefinitely and must continue to bear the economic risk of the investment in the Corporation. Investor further acknowledges and agrees that, except as may be set forth in the Stockholders Agreement, the Corporation shall have no obligation to register shares of the Corporation’s Common Stock.
          5.3. Legend. Investor acknowledges and agrees that the Shares received hereby and represented by physical certificate(s) will bear the following legend (or one to substantially similar effect):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDERS OF THE ISSUER, DATED AS OF JULY 30, 2008. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
          5.4. Stockholders Agreement. Investor acknowledges and agrees that all Shares shall be subject to the terms and provisions of the Stockholders Agreement and Investor further acknowledges and agrees that, under the provisions of the Stockholders Agreement, the Shares are subject to repurchase by the Corporation from Investor based upon actions by or events involving Investor.
     Section 6. Conditions Precedent. The obligations of the Corporation and Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:
          6.1. The obligations of the Investor to consummate the transactions contemplated hereby are subject to the representations and warranties of the Corporation set forth herein being true and correct in all material respects as of the Closing Date.
          6.2. The obligations of the Corporation to consummate the transactions contemplated hereby are subject to (1) Investor having entered into the Stockholders Agreement, (2) the representations and warranties of Investor set forth herein being true and correct in all material respects as of the Closing Date, and (3) receipt of written approval by the Management Directors (as defined in the Stockholders Agreement) that the issuance and sale of the Shares to

Investor is not subject to the preemptive rights contained in Section 10 of the Stockholders Agreement.
     Section 7. Attorneys’ Fees. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and expenses in addition to any other available remedy.
     Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the conflict or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.
     Section 9. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the federal court of the United States of America) sitting in the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 11 shall be deemed effective service of process.
     Section 10. Enforcement. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.
     Section 11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

(a)	if to the Corporation:

Booz Allen Hamilton Holding Corporation 1001 Pennsylvania Ave NW Suite 220 South Washington, DC 20004 Attention: Ian Fujiyama Facsimile No.: (202) 347-9250

with a copy to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jeffrey J. Rosen Facsimile No.: (212) 909-6836

(b)	if to Investor, to the address set forth on the signature page hereof.
     Investor hereby consents to the delivery of information regarding the Shares and the Corporation (i) via the Corporation’s website or (ii) via electronic delivery to the Investor’s email address. Investor agrees to keep the Corporation updated with Investor’s address and email address.
     Section 12. Assignment. No party shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of the Corporation, in the case of an assignment or delegation by Investor, or with the prior written consent of Investor, in the case of an assignment or delegation by the Corporation; provided, however, that the Corporation may assign (including by way of a pledge) to its lenders or other financing sources any or all of its rights hereunder as collateral security (in either case, which assignment shall not relieve the Corporation of its obligations hereunder). Except as provided in the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.
     Section 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.
     Section 14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.
     Section 15. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Investor and the Corporation.
     Section 16. Termination of Agreement. This Agreement may be terminated by the mutual written consent of the Corporation and Investor, and shall terminate automatically without any action of the parties hereto if the Closing has not occurred within ten (10) business days of the date hereof. Upon such termination, this Agreement shall not have any further force and effect; provided that termination of this Agreement shall not relieve any party from liability for any breach of this Agreement occurring prior to such termination.
     Section 17. Further Assurances. Subject to the terms and conditions provided herein, each party hereto covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.
     Section 18. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     Section 19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the date first above written.

BOOZ ALLEN HAMILTON HOLDING CORPORATION
By:
Name:
Title:

[Signature Page to Subscription Agreement]

INVESTOR

Signature:

Name:

Address of Investor:

Facsimile:

Email:

[Signature Page to Subscription Agreement]

SCHEDULE 1

Name of Investor	Number of Shares	Aggregate Purchase Price
[•]	[•]	[•]

EXHIBIT A
STOCKHOLDERS AGREEMENT